UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2011

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32404 (Commission File Number)	06-1529524 (IRS Employer Identification No.)
160 Raritan Center Parkway,
Edison, New Jersey 08837
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On June 3, 2011, Majesco Entertainment Company (the “Company”) concurrently entered into, and completed the transactions contemplated by, the Asset Purchase Agreement (the “Agreement”) with Quick Hit, Inc., a Delaware corporation (“Quick Hit”). An additional party to the Agreement is Quick Hit’s senior lender, MMV Capital Partners Inc. (the “Senior Lender”). The Agreement provides for the purchase of select assets, as well as the assumption of certain liabilities of Quick Hit. The liabilities are comprised of ordinary course accounts payable. The assets purchased include all of the rights, title and interest in and to substantially all of the assets of Quick Hit, excluding the source code to its online interactive football game (the “Game”), a license agreement with NFL Enterprises LLC relating to the Game, and related contracts. In connection with the transaction, Majesco hired twelve employees of Quick Hit, representing substantially all of its personnel.
The purchase price paid was $836,545 in cash, which was paid to the Senior Lender, except for $216,000 that was used to pay off equipment lease obligations of Quick Hit. Of the purchase price, $50,000 is being placed into escrow for a 12 month period for indemnification obligations of Quick Hit and the Senior Lender.
In conjunction with the transaction contemplated by the Agreement, the Company and the Senior Lender entered into an exclusive license agreement whereby the Senior Lender agreed to license to Majesco, with an option to purchase in the future, the source code to the Game.
The foregoing summary of the material terms and conditions of the Agreement is not complete and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference. There was no prior relationship between Majesco and Quick Hit prior to the execution of the Agreement. The Company announced the execution and closing of the transaction in a press release on June 6, 2011, which is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 3.02 Unregistered Sale of Equity Securities.
On June 3, 2011, Majesco issued 170,652 shares of restricted common stock as part of the inducement and retention of employees, in conjunction with the transactions contemplated by the Agreement as described in Section 2.01 above. The shares of restricted common stock vest one-third every six months over the 18 month period following June 3, 2011. The shares of restricted common stock were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information
The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.
(d) Exhibits

Exhibit
Number	Description

2.1	Asset Purchase Agreement, dated June 3, 2011

99.1	Press Release dated June 6, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
Dated: June 6, 2011	/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer